CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in Intra-Asia Entertainment Corporation’s registration statement on Form SB-2 of our report dated February 10, 2007, relating to the consolidated financial statements of Intra-Asia Entertainment Corporation for the year ended December 31, 2006, which are contained in that registration statement.

We also consent to the reference to Simon & Edward, LLP under the caption “Experts” in such registration statement.

Very truly yours,

Simon & Edward, LLP
City of Industry, California
May 14, 2007